Exhibit 23.3

Consent of Independent Certified Public Accountants

Century Communities, Inc.

Greenwood Village, Colorado

We hereby consent to the incorporation by reference in the Prospectuses constituting a part of this Registration Statement of our report dated May 2, 2014 relating to the consolidated and combined financial statements of Peachtree Communities Group, Inc. and Subsidiaries appearing in Century Communities, Inc.’s Current Report on Form 8-K/A as filed on January 27, 2015.

We also consent to the reference to us under the caption “Experts” in the Prospectuses.

/s/ BDO USA, LLP

Atlanta, Georgia

June 29, 2015